Exhibit 99.7

Molex & Koch Industries

Preserving a Proud Past and Building a Powerful Future

1 FOR MOLEX INTERNAL USE ONLY

Transaction Overview

Molex has agreed to be acquired by Koch Industries

– One of the world’s largest and most successful US private companies

– Approximately $115 billion in annual revenue

Koch Industries will acquire Molex for $38.50 per share in cash

– All shares, including the Class A (MOLXA) stock, will be acquired for the same price

2 FOR MOLEX INTERNAL USE ONLY

The Krehbiel Family Legacy

For over 75 years the Krehbiel family has guided Molex’s growth into one of the world’s leading connector companies

Once the transaction closes, the Krehbiel family will no longer own any interest in Molex Both John Krehbiel, Jr. and Fred Krehbiel will retire from Molex when the transaction closes

3 FOR MOLEX INTERNAL USE ONLY

Strategic Reasons for this Transaction

Accelerates Molex’s ability to take advantage of both short and long term growth opportunities

Enhances Molex’s ability to make more acquisitions

Maintains our focus on product innovation

Ensures consistent, reliable operational performance

Unlocks new opportunities for Molex and our employees

4 FOR MOLEX INTERNAL USE ONLY

Who is Koch Industries?

US company based in Wichita, Kansas that is family-owned

One of the largest private companies with annual revenues of about $115 billion

Owns a diverse group of companies in many industries

Refining, chemicals and biofuels; forest and consumer products; fertilizers; polymers and fibers; process and pollution control equipment and technologies; minerals; commodity trading and services

Molex gives Koch Industries access to the global electronics market through the connector industry

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Koch Industries Business Overview

Koch Industries is a trading, investment, and operating company that identifies, acquires, and builds businesses

– Koch Industries Resources Credit Rating: AA- by S&P

– Operates investment grade subsidiaries- Flint Hills, Georgia-Pacific, and INVISTA

Operates 3 main divisions including:

– Koch Industries Resources- set of subsidiary companies including Flint Hills with operations in:

Refining & Chemicals

Industrials (minerals, fertilizer, pipelines, ranching, etc.)

Trading & Finance (commodities, capital markets, commercial real estate, and minority investments)

– INVISTA- operations in resins & fibers

– Georgia-Pacific- operations in wood products

FOR MOLEX INTERNAL USE ONLY

Koch Industries Core Capabilities

Market Based Management®

– Guiding entrepreneurship principles implemented via 5 dimensions: vision, virtue & talent, knowledge processes, decision rights, and incentives

R&D / Innovation / Branding

– To survive and prosper long-term a company must drive change internally

Operations

– Compliance, benchmarking, and performance and cost effectiveness

Trading

– Point of view, strategy development, optionality, risk management, and application to assets and commodities

Transaction Excellence

– Origination network, decision making framework, due diligence, optimizing portfolio, and structuring

Public Sector

– Legal, communications, and community relations

FOR MOLEX INTERNAL USE ONLY

What Will Change

Under Koch Industries’ ownership there will be changes

– Molex will no longer be an independent public company

– Molex will be a business unit of a private company

At this time, we do not know all the changes that will occur but we are committed to working closely with our employees and communicating every step of the way

All changes will be made with a respectful understanding of what we have worked so hard to achieve at Molex

8 FOR MOLEX INTERNAL USE ONLY

What Will Not Change

Molex will be operated by the Company’s current management team

We will keep the Molex name and brand

Molex will continue to be headquartered in Lisle, Illinois

Molex will be a standalone company in Koch Industries’ portfolio.

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What Happens Next

Transaction expected to close by the end of calendar 2013

Business as usual

We will communicate when we know more

See the dedicated site on Molexnet, our intranet site, for more information

10 FOR MOLEX INTERNAL USE ONLY

What You Can Do to Help

Continue making customer needs a priority Stay focused on your day-to-day responsibilities Don’t speculate!

Keep an open mind

Direct media questions to Susan Armitage

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Important Additional Information Will be Filed with the SEC

In connection with the proposed merger transaction, the Company intends to file with the SEC and to furnish to the Company’s stockholders a proxy statement and other relevant materials regarding the proposed transaction. THE COMPANY’S STOCKHOLDERS AND INVESTORS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER TRANSACTION, THE PARTIES TO THE PROPOSED MERGER TRANSACTION AND RELATED MATTERS. In addition to receiving the proxy statement and related materials by mail, the Company’s stockholders and investors will also be able to obtain, without charge, copies of the proxy statement (once filed) and other Company filings with the SEC from the SEC’s website at www.sec.gov. In addition, stockholders may obtain, without charge, copies of the proxy statement (once filed) and other Company filings with the SEC from the Company’s website at www.molex.com or by contacting Steve Martens, our VP Investor Relations, at (630) 527-4344 or Steve.Martens@molex.com.

Participants in the Solicitation of Proxies

The Company’s executive officers and directors and certain other members of the Company management and its employees may be deemed “participants” in the solicitation of proxies from the Company’s stockholders with respect to the matters relating to the proposed merger. Information concerning the interests of the persons who may, under SEC rules, be considered participants in the solicitation of the Company stockholders, whose interests may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement and other relevant documents to be filed with the SEC. Information about the Company’s executive officers and directors can be found in the Company’s most recent Annual Report on Form 10-K and its proxy statement for the 2012 Annual Meeting of Stockholders, which was filed with the SEC on September 7, 2012.